UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE ROYALAND COMPANY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street

Hamilton, Pembroke, HM11

Bermuda

+1 441 295 1422

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act: Class B Common Shares, par value $0.0002 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of Class B Common Shares, par value $0.0002 per share, of The RoyaLand Company Ltd. (the “Registrant”) set forth under the heading “Description of Share Capital and Bye-Laws” in the Registrant’s Registration Statement on Form F-1 (File No. 333-273097) originally filed with the Securities and Exchange Commission on June 30, 2023, as amended by any pre-effective amendments and post-effective amendments to such Registration Statement and as supplemented by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Memorandum of Association of The RoyaLand Company Ltd. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 filed on June 30, 2023)
3.2	Bye-laws of The RoyaLand Company Ltd. (incorporated by reference to Exhibit 3.2 to Registration Statement on Form F-1 filed on June 30, 2023)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE ROYALAND COMPANY LTD.

Date: October 10, 2024	By:	/s/ Emanuele Filiberto di Savoia
	Name:	Emanuele Filiberto di Savoia
	Title:	Chief Executive Officer

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